Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-XXXXX on Form S-8 of our report dated May 27, 2014, relating to the financial statements appearing in the Annual Report on Form 10-K of Solitron Devices, Inc. for the year ended February 28, 2014.

/s/ Goldstein Schechter Koch, P.A.

Hollywood, Florida

April 9, 2015